POWER OF ATTORNEY




     I, ALAN H. FISHMAN, do hereby state that in my capacity as a director f KeySpan Corporation, I am required to file records, reports or statements ith the Securities and Exchange Commission pursuant to Section 16(a) of the ecurities Exchange Act of 1934 (the "Exchange Act") and Rule 144 of the ecurities Act of 1933, as amended (the "Securities Act").

     NOW, THEREFORE, I do hereby appoint John J. Bishar, Jr., Alfred C. ereche and Colleen A. Meade, and each of them severally, as my ttorneys-in-fact, with power to execute in my name and place any and all ecords, reports or statements including any amendments thereto, required to be iled by me pursuant to Section 16(a) of the Exchange Act and Rule 144 of the ecurities Act.

     This Power of Attorney shall remain in full force and effect until arch 31, 2005, unless earlier revoked by the undersigned in a signed writing elivered to the foregoing attorneys-in- fact.

     IN WITNESS WHEREOF, I have set my hand this 27th day of February, 2004.


                                                    /s/Alan H. Fishman
                                                    ----------------------------
                                                    ALAN H. FISHMAN